UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2006

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information concerning the Employment Agreement referred to in Item 5.02 below is incorporated in this Item 1.01 by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 7, 2006, Krispy Kreme Doughnuts, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that Daryl G. Brewster had been elected President and Chief Executive Officer of the Company, replacing Stephen F. Cooper, who served as the Company’s Chief Executive Officer on an interim basis since January 2005. The Company also announced that Mr. Brewster, who is 49 years old, has been elected to the Company’s Board of Directors (the “Board”) as a Class II director. Such elections were effective March 6, 2006. On March 6, 2006, Mr. Cooper and Steven G. Panagos, who served as the Company’s President and Chief Operating Officer since January 2005, resigned from their positions. In addition, the Company announced in the Press Release that Mr. Cooper, Chairman of Kroll Zolfo Cooper, LLC (“KZC”), will remain with the Company during an interim transition period as the Company’s Chief Restructuring Officer. Mr. Panagos, Managing Director of KZC, also will remain with the Company during this transition period as the Company’s Director of Restructuring.

On March 6, 2006, Mr. Brewster entered into an Employment Agreement (the “Employment Agreement”) with the Company and Krispy Kreme Doughnut Corporation (“KKDC” and together with the Company, the “Companies”), a wholly owned subsidiary of the Company. The Employment Agreement terminates on February 1, 2009, but will be extended for successive one-year periods unless any party elects not to extend. During the term of the Employment Agreement, Mr. Brewster will receive an annual salary of $700,000 as well as an annual bonus based on performance goals to be reasonably set by the Board. Mr. Brewster has been granted an option to purchase 500,000 shares of the Company’s common stock at an exercise price of $6.39 per share, the closing price of the common stock on March 6, 2006. In addition, he has been granted 300,000 restricted shares of the Company’s common stock to compensate him for awards from his prior employer which he is irrevocably forfeiting. The Employment Agreement provides that, without the prior written consent of the Board, Mr. Brewster will not sell or otherwise transfer (a) the shares received upon the exercise of such stock options or (b) such restricted shares for one year following the termination of his employment with the Company, except for shares which he may sell to fund the exercise price of the stock options and the tax liabilities resulting from such exercise and the vesting of the restricted shares. His annual target bonus will be equal to 70% of his base salary. Mr. Brewster will be entitled to participate in all employee benefit, perquisite and fringe benefit plans and arrangements made available by the Company and its subsidiaries to their executives and key management employees upon the terms and subject to the conditions set forth in the applicable plan or arrangement and will receive an executive allowance of $2,000 per month. The Companies will reimburse Mr. Brewster for up to $17,500 of his attorney’s fees in connection with the Employment Agreement, as well as expenses reasonably incurred in connection with his relocation to Winston-Salem, North Carolina. The Employment Agreement is filed herewith as Exhibit 10.1.

The information contained in the Press Release with respect to Mr. Brewster is incorporated into this Item 5.02 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Employment Agreement, dated as of March 6, 2006, among Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation and Daryl G. Brewster.
99.1	Press release (“Krispy Kreme Names Daryl Brewster Chief Executive Officer”) dated March 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: March 8, 2006

By:   /s/ Michael C. Phalen
Michael C. Phalen
                Chief Financial Officer